	Exhibit 6: Operating Results by Business Unit and Country in Ch$ millions
	(Six Months Ended June 30)

	Year to Date 2003								Year to Date 2004
	Copper rod	Chile	Brazil	Argentina	Peru	Optical Fiber	Interco	Wire and Cable	Copper rod	Chile	Brazil	Argentina	Peru	Interco	Wire and Cable
Volume
Tons (Thrid parties)	4.682	3.236	12.722	0	440	4.143	0	25.223	7.116	4.278	13.065	944	5.381	0	30.784
Tons (Intercompany)	0	179	938	0	10	0	(1.127)	0	0	37	1.089	0	131	(1.257)	0
Tons (Total)	4.682	3.415	13.660	0	450	4.143	(1.127)	25.223	7.116	4.315	14.154	944	5.512	(1.257)	30.784
Kms.	0	0	0	4.899	0	0	0	4.899		0	0	0	0	0	0

Ch$ million
Revenues (Thrid parties)	6.131	9.820	29.449	221	935	11.666	0	58.222	12.721	14.076	36.421	2.268	18.906	0	84.392
Revenues (Intercompany)	0	641	1.763	0	23	13	(2.440)	0	0	710	2.801	26	262	(3.799)	0
Total revenues	6.131	10.461	31.212	221	958	11.679	(2.440)	58.222	12.721	14.786	39.222	2.294	19.168	(3.799)	84.392
COGS	(5.790)	(8.974)	(28.277)	(525)	(814)	(10.017)	2.269	(52.128)	(11.406)	(12.807)	(34.160)	(2.022)	(16.022)	3.482	(72.935)
Gross Income	341	1.487	2.935	(304)	144	1.662	(171)	6.094	1.315	1.979	5.062	272	3.146	(317)	11.457
Gross Margin	5,6%	14,2%	9,4%	-137,6%	15,0%	14,2%		10,5%	10,3%	13,4%	12,9%	11,9%	16,4%		13,6%
SG&A	(35)	(1.113)	(2.246)	(422)	(201)	(986)	(712)	(5.715)	(51)	(1.210)	(2.798)	(164)	(1.111)	(629)	(5.963)
Operating Income	306	374	689	(726)	(57)	676	(883)	379	1.264	769	2.264	108	2.035	(946)	5.494
Operating Margin	5,0%	3,6%	2,2%	-328,5%	-5,9%	5,8%		0,7%	9,9%	5,2%	5,8%	4,7%	10,6%		6,5%
EBITDA	304	1.198	2.663	(436)	(57)	1.246	(918)	4.000	1.266	1.537	4.101	108	2.552	(1.011)	8.553

	Chile	Argentina	Coin	-		-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Tons (Thrid parties)	13.046	891	1.747				0	15.684	13.402	1.224	1.436			0	16.062
Tons (Intercompany)	791	0	38				(829)	0	1.170	150	31			(1.351)	0
Tons (Total)	13.837	891	1.785				(829)	15.684	14.572	1.374	1.467			(1.351)	16.062

Ch$ million
Revenues (Thrid parties)	23.918	1.867	3.803				0	29.588	33.214	3.111	4.015			0	40.340
Revenues (Intercompany)	1.937	0	152				(2.089)	0	4.318	395	382			(5.095)	0
Total revenues	25.855	1.867	3.955				(2.089)	29.588	37.532	3.506	4.397			(5.095)	40.340
COGS	(22.261)	(1.605)	(3.915)				2.032	(25.749)	(31.629)	(2.914)	(4.202)			4.973	(33.772)
Gross Income	3.594	262	40				(57)	3.839	5.903	592	195			(122)	6.568
Gross Margin	13,9%	14,0%	1,0%					13,0%	15,7%	16,9%	4,4%				16,3%
SG&A	(1.146)	(299)	(386)				(170)	(2.001)	(1.298)	(300)	(304)			(141)	(2.043)
Operating Income	2.448	(37)	(346)				(227)	1.838	4.605	292	(109)			(263)	4.525
Operating Margin	9,5%	-2,0%	-8,7%					6,2%	12,3%	8,3%	-2,5%				11,2%
EBITDA	3.471	(27)	(139)				(234)	3.071	5.604	395	145			(379)	5.765

	Chile	Argentina	-	-		-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Tons (Thrid parties)	5.219	2.056					0	7.275	5.616	2.165				0	7.781
Tons (Intercompany)	0	0					0	0	0	0				0	0
Tons (Total)	5.219	2.056					0	7.275	5.616	2.165				0	7.781

Ch$ million
Revenues (Thrid parties)	15.293	6.360					0	21.653	15.890	6.156				0	22.046
Revenues (Intercompany)	0	0					0	0	0	0				0	0
Total revenues	15.293	6.360					0	21.653	15.890	6.156				0	22.046
COGS	(13.248)	(5.541)					0	(18.789)	(13.054)	(5.238)				0	(18.292)
Gross Income	2.045	819					0	2.864	2.836	918				0	3.754
Gross Margin	13,4%	12,9%						13,2%	17,8%	14,9%					17,0%
SG&A	(993)	(368)					(222)	(1.583)	(1.172)	(368)				(170)	(1.710)
Operating Income	1.052	451					(222)	1.281	1.664	550				(170)	2.044
Operating Margin	6,9%	7,1%						5,9%	10,5%	8,9%					9,3%
EBITDA	1.641	1.000					(222)	2.419	2.276	1.032				(168)	3.140

								Aluminum Profiles							Aluminum Profiles
Tons (Thrid parties)								5.303							5.391
Tons (Intercompany)								0							0
Tons (Total)								5.303							5.391

Ch$ million
Revenues (Thrid parties)								15.682							14.341
Revenues (Intercompany)								0							0
Total revenues								15.682							14.341
COGS								(11.730)							(10.671)
Gross Income								3.952							3.670
Gross Margin								25,2%							25,6%
SG&A								(1.855)							(1.638)
Operating Income								2.097							2.032
Operating Margin								13,4%							14,2%
EBITDA								2.405							2.356

Última actualización 13/08/2004